Form 10-K, Exhibit 13
period 1996-12-31
SBA LOAN ADJUSTABLE RATE CERTIFICATES SERIES 1996-2
filed 1997-03-31
CIK 1031648

                                   EXHIBIT 13
                                ANNUAL STATEMENT

                            SERVICER'S  CERTIFICATE


    IN ACCORDANCE WITH SECTION 6.09 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF NOVEMBER 30, 1996, THE MONEY STORE INVESTMENT CORPORATION REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1996-2 THE YEAR ENDED 1996.


1.  AVAILABLE FUNDS                                                $2,925,907.09


2.  (A)  AGGREGATE CLASS A CERTIFICATE
         PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH
                                                        130,200,000.00

    (B)  AGGREGATE CLASS B CERTIFICATE
         PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH
                                                          9,800,000.00

     (C)  AGGREGATE POOL PRINCIPAL BALANCE
             AS REPORTED IN THE PRIOR MONTH
                                                        108,321,336.47

3.  PRINCIPAL PREPAYMENTS RECEIVED DURING
     DUE PERIOD
     (A)  NUMBER OF ACCOUNTS
                                                                     1

     (B)  DOLLARS
                                                              9,439.16

4.  PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED
    BY CURTAILMENTS RECEIVED DURING THE DUE PERIOD           73,411.01


5.  PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED
    BY ALL EXCESS AND MONTHLY PAYMENTS IN RESPECT OF
    PRINCIPAL RECEIVED DURING THE DUE PERIOD                233,566.53


6.  AGGREGATE AMOUNT OF INTEREST RECEIVED NET OF THE AGENT
    OF THE SBA's FEE, PREMIUM PROTECTION FEE, ADDITIONAL FEE
    AND PORTION PAYABLE TO REGISTERED HOLDERS             1,626,330.34


7.  (A)  AMOUNT OF MONTHLY ADVANCE                                0.00

    (B)  AMOUNT OF COMPENSATING INTEREST                        379.16


8.  DELINQUENCY AND FORECLOSURE INFORMATION             Not Applicable

                  Revised  1/15/97

9.  PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY
    REALIZED LOSSES ON A LIQUIDATED  LOAN                          0.00


10.  (A)  CLASS A INTEREST DISTRIBUTION  AMOUNT:
     (i)  ACCRUED INTEREST                      972,304.52
     (ii) SHORTFALL, IF ANY, ON A PRECEDING
          REMITTANCE  DATE  PLUS  INTEREST            0.00
    (iii) CLASS A INTEREST DISTRIBUTION AMOUNT
          ADJUSTMENT                                338.27
   ADJUSTED CLASS A INTEREST DISTRIBUTION
     AMOUNT                                     972,642.79   7.47037473
  (B)  CLASS B INTEREST DISTRIBUTION  AMOUNT:

     (i)  ACCRUED INTEREST                       78,753.84
     (ii) SHORTFALL, IF ANY, ON A PRECEDING
          REMITTANCE  DATE  PLUS  INTEREST            0.00
    (iii) CLASS B INTEREST DISTRIBUTION AMOUNT
          ADJUSTMENT                                 27.44
   ADJUSTED CLASS B INTEREST DISTRIBUTION
     AMOUNT                                      78,781.28
                                                             8.03890612
 (C)  CLASS A PRINCIPAL DISTRIBUTION  AMOUNT:
     (i)  UNGUARANTEED PERCENTAGE OF PAYMENTS
          AND OTHER RECOVERIES OF PRINCIPAL     294,267.53
     (ii) PRINCIPAL PORTION OF THE UNGUARANTEED
          INTEREST PURCHASED FOR BREACH OF
          WARRANTY AND RECEIVED BY THE TRUSTEE        0.00
    (iii) SUBSTITUTION  ADJUSTMENTS                   0.00
    (iv)  UNGUARANTEED PERCENTAGE OF
          LOSSES THAT WERE LIQUIDATED                 0.00
     (v)  UNGUARANTEED PERCENTAGE OF SBA LOAN
          DELINQUENT 24 MONTHS OR
          UNCOLLECTIBLE                               0.00
    (vi)  RECALCULATED PRINCIPAL ADJUSTMENT      (2,243.74)
TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT                  292,023.79
                                                             2.24288625
(D)  CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
    (i) UNGUARANTEED PERCENTAGE OF PAYMENTS
        AND OTHER RECOVERIES OF PRINCIPAL        22,149.17
  (ii)  PRINCIPAL PORTION OF THE UNGUARANTEED
   INTEREST PURCHASED FOR BREACH OF
   WARRANTY AND RECEIVED BY THE TRUSTEE               0.00
 (iii)  SUBSTITUTION  ADJUSTMENTS                     0.00
 (iv)  UNGUARANTEED PERCENTAGE OF
   LOSSES THAT WERE LIQUIDATED                        0.00
  (v)  UNGUARANTEED PERCENTAGE OF SBA LOAN
   DELINQUENT 24 MONTHS OR
   UNCOLLECTIBLE                                      0.00
 (vi)  RECALCULATED PRINCIPAL ADJUSTMENT           (168.88)

  TOTAL CLASS B PRINCIPAL DISTRIBUTION  AMOUNT                21,980.29
                                                             2.24288673

11.  (A)  AMOUNT AVAILABLE IN THE SPREAD ACCOUNT

     IN CASH AND FROM LIQUIDATION OF
     PERMITTED INSTRUMENTS                                 1,083,213.36

 (B)  TRANSFER FROM SPREAD ACCOUNT TO CERTIFICATE
      ACCOUNT PURSUANT TO SECTION 6.02(b)(i)                       0.00

12.  (A)  AGGREGATE CLASS A CERTIFICATE PRINCIPAL
   BALANCE AFTER DISTRIBUTIONS TO BE MADE
   ON THE REMITTANCE DATE                                129,907,976.21
                                                           997.75711375
 (B)  AGGREGATE CLASS B CERTIFICATE PRINCIPAL
   BALANCE AFTER DISTRIBUTIONS TO BE MADE
   ON THE REMITTANCE DATE                                  9,778,019.71
                                                           997.75711327
 (C)  POOL PRINCIPAL BALANCE AFTER  DISTRIBUTIONS
    TO BE MADE ON THE REMITTANCE DATE                    108,007,332.39
                                                           771.48094564

13.  (A)  EXCESS SPREAD                                 281,765.31

 (B)  EXTRA INTEREST                                    340,074.90
      (C)  SPREAD ACCOUNT BALANCE                     1,083,213.36

      (D)  SPECIFIED SPREAD ACCOUNT REQUIREMENT       3,780,256.63


14.  (A)  WEIGHTED AVERAGE MATURITY                        225.851

      (B)  WEIGHTED AVERAGE SBA LOAN INTEREST RATE          10.372%

15.  (A)  SERVICING FEE FOR THE RELATED DUE PERIOD      123,432.54

  PREMIUM PROTECTION FEE FOR THE RELATED  DUE PERIOD    136,364.60

      (C)  AMOUNTS TO BE DEPOSITED TO THE EXPENSE  ACCOUNT 5,416.07


16.  AMOUNT OF REIMBURSEMENTS PURSUANT TO:

       (A)  SECTION  5.04 (b)                 0.00

       (B)  SECTION  5.04 (c)                 0.00

       (C)  SECTION  5.04 (d)(ii)             0.00

       (D)  SECTION  5.04 (e)                 0.00

       (E)  SECTION  5.04 (f)                 0.00

17.  (A)  CLASS A REMITTANCE RATE                          6.110%

      (B)  CLASS B REMITTANCE RATE                         6.575%


18.  (A)  AGGREGATE PRINCIPAL BALANCE OF THE SUBSEQUENT MORTGAGE
            LOANS PURCHASED DURING THE PRIOR DUE PERIOD    0.00

      (B)  AMOUNT ON DEPOSIT IN THE PRE-FUNDING ACCOUNT AS OF THE END OF
            SUCH DUE PERIOD                           31,678,663.53

19.  OTHER INFORMATION AS REQUESTED